UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2018, Quotient Limited (the “Company” or “we”, “us” and “our”) received the requisite consents from all of the holders (the “Consenting Holders”) of its outstanding $120.0 million aggregate principal amount of 12% Senior Secured Notes due 2023 (the “Notes”) to amend the indenture, dated as of October 14, 2016 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), governing the Notes.

The Consenting Holders unanimously consented to proposed amendments to the Indenture (the “Proposed Amendments”), including a six-month extension of the final maturity of the Notes to April 2024 and a revision of the Notes’ principal amortization (currently scheduled to commence semi-annually beginning April 2019) to commence April 2021, in order to better align the maturity and amortization schedule with the Company’s financial goals. The revised amortization schedule will defer approximately $39.6 million of principal amortization currently scheduled to occur between April 2019 and April 2021. In addition, the Proposed Amendments include a one-year extension of the optional redemption call schedule to October 2022.

In consideration for the consents to the Proposed Amendments, the Company has agreed to pay to the Consenting Holders a one-time consent payment (the “Consent Payment”) of $32.50 per $1,000 principal amounts of Notes and to issue to the Consenting Holders pursuant to certain royalty rights agreements described in more detail below the right to receive, in the aggregate, a payment equal to 1% of the aggregate net sales of MosaiQ instruments and consumables in specified markets, which will effectively increase the aggregate amount of the royalty rights that were previously issued by the Company in connection with the prior issuances of the Notes from 2% to 3%.

The Proposed Amendments will not become operative until certain conditions are satisfied, as described in more detail below.

First Supplemental Indenture

On December 4, 2018, the Company, the Guarantors, the Trustee and the Collateral Agent entered into a first supplemental indenture (the “Supplemental Indenture”), to amend the Indenture and modify the terms of the Notes as follows:

Maturity Date. The new maturity date of the Notes will be April 15, 2024.

Amortization Schedule. The new principal amortization schedule of the Notes will be as follows:

Payment Date	Amount*
April 15, 2021	$10,000,000
October 15, 2021	$10,000,000
April 15, 2022	$15,000,000
October 15, 2022	$20,000,000
April 15, 2023	$20,000,000
October 15, 2023	$20,000,000
April 15, 2024	$25,000,000

* Amounts reflected in the table are based on the $120.0 million aggregate principal amount of the Notes outstanding.

Redemption Price for Optional Redemption. During the periods specified below, the new redemption prices for Notes redeemed pursuant to the optional redemption provisions of the Indenture (as supplemented by the Supplemental Indenture) will be as follows:

Period	Redemption Price
From and including October 14, 2018 to and including October 13, 2019	112.00%
From and including October 14, 2019 to and including October 13, 2020	112.00%
From and including October 14, 2020 to and including October 13, 2021	106.00%
From and including October 14, 2021 to and including October 13, 2022	103.00%
From and including October 14, 2022 and thereafter	100.00%

Additional Notes. The Proposed Amendments will increase the limit on the aggregate principal amount of Notes that can be issued under the Indenture from $120.0 million to up to $145.0 million. This additional $25.0 million aggregate principal amount of Notes may be issued following the European CE marking of the Company’s initial MosaiQ IH Microarray, subject to the consent of the Jersey Financial Services Commission to the issue of such additional Notes.

Waiver Related to Asset Sale Covenant. As previously disclosed, on March 23, 2018, the Company completed a sale/leaseback transaction of its recently completed Biocampus facility located near Edinburgh, Scotland (the “Biocampus Sale/Leaseback Transaction”). The Proposed Amendments include a waiver of the Company’s obligations to use the net proceeds from the Biocampus Sale/Leaseback Transaction in accordance with the Indenture’s asset sale covenant (which restricts the Company’s ability to use such net proceeds for operating expenses) and to make any offer to repurchase the Notes with such proceeds.

Operative Time of Proposed Amendments. The Supplemental Indenture became effective on December 4, 2018, but the Proposed Amendments (including the waiver described above) will not become operative until the Depository Trust Company issues certain proxies formally confirming the Consenting Holders’ ability to act as record holders of the Notes, the Company pays in full the Consent Payment and the Company and each of the Consenting Holders enter into the related royalty rights agreements. The Company expects to pay the Consent Payment and enter into the royalty rights agreements promptly following the receipt of such proxies, which the Company expects to occur by December 31, 2018.

The description of the Supplemental Indenture contained herein is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Royalty Rights

As discussed above, in consideration for the consents to the Proposed Amendments the Company has agreed to enter into royalty rights agreements substantially in the form filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Consent Royalty Rights Agreements”) with each of the Consenting Holders, pursuant to which the Company will issue to such holders the right to receive, in the aggregate, a payment equal to 1.0% of the aggregate net sales of MosaiQ instruments and consumables in the donor testing market in the European Union and the

United States (the “Consent Royalty Rights”). Except as described herein, the Consent Royalty Rights Agreements will be otherwise substantially identical to the Royalty Rights Agreements (as defined in the Company’s Current Report on Form 8-K filed October 14, 2016) and the Additional Royalty Rights Agreements (as defined in the Company’s Current Report on Form 8-K filed June 29, 2018) and will include other terms and conditions customary in agreements of this type.

The Consent Royalty Rights Agreements will provide, and will amend each of the Royalty Rights Agreements and the Additional Royalty Rights Agreements to provide, that royalties will be payable beginning on the date that the Company or its affiliates makes its first sale of MosaiQ consumables in the donor testing market in the European Union or the United States and ending on the last day of the calendar quarter in which the eighth anniversary of the first contract date occurs.

The description of the Consent Royalty Rights Agreements contained herein is qualified in its entirety by reference to the form of Consent Royalty Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Supplemental Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2018, the Company announced the receipt of consents to the Proposed Amendments. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 Other Events.

The Company is including in this Current Report on Form 8-K as Exhibit 99.2 an immaterial amendment to the TTP Intellectual Property Rights Agreement, dated March 3, 2014 (as amended on March 28, 2016), between The Technology Partnership plc and QBD (QS-IP) Limited. The provisions of this amendment are reflected in the summaries of this agreement included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 (filed with the Securities and Exchange Commission on May 30, 2018), but this amendment was inadvertently not filed as an exhibit thereto.

The Company is also including in this Current Report on Form 8-K as Exhibit 99.3 an immaterial amendment to the STRATEC Supply and Manufacturing Agreement, dated April 1, 2014, between STRATEC Biomedical AG and QBD (QS-IP) Limited. The provisions of this amendment are reflected in the summaries of this agreement included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 (filed with the Securities and Exchange Commission on May 30, 2018), but this amendment was inadvertently not filed as an exhibit thereto.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description

4.1	First Supplemental Indenture, dated as of December 4, 2018, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.

10.1	Form of Royalty Rights Agreement.

99.1	Press Release of the Company issued on December 4, 2018.

99.2+	Second Amendment to TTP Intellectual Property Rights Agreement, dated April 24, 2017, between The Technology Partnership plc and QBD (QS-IP) Limited.

99.3+	First Amendment to STRATEC Supply and Manufacturing Agreement, dated December 19, 2016, between STRATEC Biomedical AG and QBD (QS IP) Limited.

+	The Company has omitted portions of the referenced exhibits pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2018

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer